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                                                                    EXHIBIT 21.1
                                                                    ------------



                                 SUBSIDIARIES OF THE COMPANY
                                 ---------------------------


The following corporations are direct or in-direct wholly-owned subsidiaries of Brunswick Corporation:


                                                    Place of
                                                 Incorporation
                                                 -------------

American Outdoor Recreation, Inc.                  Delaware
Appletree Ltd.                                     Bermuda
Baja Marine Corporation                            Delaware
Bayliner Marine Corporation                        Delaware
Boston Whaler, Inc.                                Delaware
Brunswick AG                                       Switzerland
Brunswick Bowling & Billiards Corporation          Delaware
Brunswick Bowling & Billiards Mexico,              Mexico
 S.A. de C.V.
Brunswick Bowling & Billiards (U.K.) Limited       England
Brunswick Bowling e Billiards Ltda.                Brazil
Brunswick Bowling GmbH                             West Germany
Brunswick Bowling Pin Corporation                  Delaware
Brunswick Centres, Inc.                            Ontario
Brunswick GmbH                                     West Germany
Brunswick International (Canada) Limited           Ontario
Brunswick International GmbH                       West Germany
Brunswick International Holdings, Inc.             Delaware
Brunswick International Limited                    Delaware
Brunswick International Sales Corporation          U.S. Virgin Islands
Brunswick Technology Corporation                   Delaware
Centennial Assurance Company, Ltd.                 Bermuda
DBA Products Co., Inc.                             Illinois
Escort Trailer Corporation                         Washington
Igloo Holdings Inc.                                Delaware
Igloo Products Corp.                               Delaware
Jupiter Marine, Inc.                               Delaware
Leiserv, Inc.                                      Delaware
Life Fitness International Sales, Inc.             Delaware
Life Fitness (U.K.) Limited                        United Kingdom
Marine Power Australia Pty. Limited                Australia
Marine Power Europe, Inc.                          Delaware
Marine Power International Limited                 Delaware
Marine Power International Pty. Limited            Delaware
Marine Power Italia S.p.A.                         Italy
Marine Power New Zealand Limited                   Delaware
Marine Xpress Corporation                          Delaware
Mercury Marine Limited                             Ontario
Mercury Marine Sdn Bhd                             Malaysia
Mongoose Sales Corporation                         Delaware
Normalduns B.V.                                    Netherlands
OBC International Holdings Inc.                    Delaware
Productos Marine de Mexico, S.A. de C.V.           Mexico
Quality Bowling Corporation                        California
Ray Industries, Inc.                               Arizona
SBC International Holdings Inc.                    Delaware
Sea Ray Boats Europe B.V.                          Netherlands
Sea Ray Boats, Inc.                                Arizona
Sea Ray Boats, Inc.                                Florida
Sea Ray International-Europe B.V.                  Netherlands
Skokie Investment Corporation                      Delaware
Wintergreen Finance, Inc.                          Delaware
Zebco Corporation                                  Delaware
Zebco Sales Corporation                            Delaware
Zebco Sports Deutschland GmbH                      Germany
Zebco Sports France S.A.                           France


In addition, Brunswick Corporation owns 50% of the outstanding stock of Nippon Brunswick Kabushiki Kaisha, a Japanese corporation.

The names of a number of subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.